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                                                                    EXHIBIT 99.3


                         RELIANT ENERGY RESOURCES CORP.

                 LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       FOR
                            TENDER OF ALL OUTSTANDING

                         8.125% NOTES DUE 2005, SERIES A
                                 IN EXCHANGE FOR
                                   REGISTERED
                         8.125% NOTES DUE 2005, SERIES B


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________ __,
2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON
THE EXPIRATION DATE.
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To Depository Trust Company Participants:

         We are enclosing a prospectus dated ________ __, 2000 of Reliant Energy Resources Corp. (the "Company") and the related letter of transmittal. These two documents constitute the Company's offer to exchange its 8.125% Notes due 2005, Series B (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8.125% Notes due 2005, Series A (the "Old Notes") (the "Exchange Offer"). Additionally, we have included a notice of guaranteed delivery and a letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer for Old Notes is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company that (i) any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act and (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Old Notes will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and (ii) if such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The

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Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                                     Very truly yours,

                                                     THE CHASE MANHATTAN BANK









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